UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 1, 2006 (July 27, 2006)

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont 05654
(Address of principal executive offices)                    (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ROCK OF AGES CORPORATION

 FORM 8-K

Item 1.01	Entry Into a Material Definitive Agreement

Agreement to Sell South Carolina Quarry Properties

On July 28, 2006, the Company signed a purchase and sale agreement for the sale of two of its quarry properties and assets located in South Carolina to New England Stone, LLC. The purchase price for the two properties and assets is $1,050,000, subject to adjustment based on the levels of block inventory on hand at closing. The Buyer's obligation to close is subject to the satisfactory completion of due diligence, and other customary conditions. The Company expects the closing to occur late in the third quarter or early in the fourth quarter of 2006.

Director Compensation

On July 27, 2006, the Company's Board of Directors voted to increase the annual outside directors' retainer from $20,000 to $30,000 annually. Committee chairman and members fees remain unchanged. The annual outside directors' retainer is paid in equal quarterly installments. The annual retainer increase is effective beginning with the quarterly payment for the third quarter of 2006.

Item 2.02	Results of Operations and Financial Condition

The following information is being furnished by Rock of Ages as required by this Item 2.02 and shall not be deemed to be "filed" for the purposes of section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On August 1, 2006, Rock of Ages issued a press release regarding its results of operations for the quarter ended July 2, 2006. A copy of the press release is furnished (not filed) as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	99.1	Press Release dated August 1, 2006

ROCK OF AGES CORPORATION

 FORM 8-K

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: August 1, 2006	By: /s/ Michael B. Tule Michael B. Tule Senior Vice President/General Counsel

Exhibit Index

Number	Description

99.1	Press Release dated August 1, 2006